As filed with the Securities and Exchange Commission on September 19, 2025

Registration No. 333-290304

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Universal Safety Products, Inc.
(Exact name of registrant as specified in its charter)

Maryland	5065	52-0898545
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11407 Cronhill Drive, Suite A

Owings Mills, MD 21117-3586

Tel: (410) 363-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harvey B. Grossblatt

President and Chief Executive Officer

Universal Safety Products, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, MD 21117-3586

Tel: (410) 363-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James M. Turner, Esq. General Counsel Universal Safety Products, Inc. 11407 Cronhill Drive, Suite A Owings Mills, MD 21117-3586 (646) 502-5557	Kenneth A. Schlesinger, Esq. Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, NY 10019 (212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-290304) of Universal Safety Products, Inc. (the “Registration Statement”) is being filed solely for the purpose of filing Exhibits 5.1 and 23.3 (which is included in Exhibit 5.1). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, Exhibits 5.1 and 23.3 (which is included in Exhibit 5.1) and the Exhibit Index. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

Item 16.	Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description
2.1	Asset Purchase Agreement by and between Feit Electric Company, Inc., Universal Security Instruments, Inc. and USI Electric, Inc. dated October 29, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 30, 2024)
2.2	Amendment Number One to Asset Purchase Agreement by and between Feit Electric Company, Inc., Universal Security Instruments, Inc. and USI Electric, Inc. dated May 22, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 29, 2025)
3.1	Articles of Incorporation (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 1988)
3.2	Articles Supplementary, filed October 14, 2003 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 31, 2002)
3.3	Articles of Amendment, filed May 28, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8 K filed July 21, 2025)
3.4	Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 17, 2025)
3.5	First Amendment to Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 29, 2025)
4.1	Form of Convertible Note, issued August 13, 2025 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 14, 2025)
4.2	Description of Capital Stock (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed July 29, 2025)
5.1***	Legal Opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.
10.1	Discount Factoring Agreement between the Registrant and Merchant Factors Corp., dated January 6, 2015 (substantially identical agreement entered into by USI’s wholly-owned subsidiary, Universal Electric, Inc.) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 16, 2015)
10.2	Lease between Universal Security Instruments, Inc. and St. John Properties, Inc. dated November 4, 2008 for its office and warehouse located at 11407 Cronhill Drive, Suites A-D, Owings Mills, Maryland 21117 (incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008), as amended by Amendment to Lease dated June 23, 2009 (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2009) and Amendment to Lease between Universal Security Instruments, Inc. and St. John Properties, Inc. dated March 3, 2022 (Amendment to Lease dated June 23, 2009 (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2022)

10.3*	Amended and Restated Employment Agreement dated July 18, 2007 between the Company and Harvey B. Grossblatt (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2007), as amended by Addendum dated November 13, 2007 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 15, 2007), by Addendum dated September 8, 2008 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 8, 2008), by Addendum dated March 11, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 12, 2010), by Addendum dated July 19, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 20, 2012), by Addendum dated July 3, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 8, 2013), and by Addendum dated July 21, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 21, 2014) ), by addendum dated July 23, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 28, 2015), by addendum dated July 12, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 12, 2016) by addendum dated July 18, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 20, 2017), by addendum dated July 9, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 9, 2018), by addendum dated July 12, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 16, 2019), by addendum dated July 27, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 27, 2020), by addendum dated July 28, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 28, 2021), by addendum dated July 22, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 28, 2022), by addendum dated June 12, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 13, 2023), and by addendum dated July 10, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 11, 2024)
10.4*	Letter Agreement, dated November 18, 2024, waiving certain rights under the Second Amended and Restated Employment Agreement by and between Harvey B. Grossblatt and Universal Security Instruments, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 19, 2024)
10.5	Memorandum of Understanding dated as of April 15, 2025, by and between Universal Security Instruments, Inc., Ault & Company, Inc., and solely for limited purposes, Harvey Grossblatt (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 17, 2025)
10.6	Securities Purchase Agreement, dated August 13, 2025, by and between Universal Safety Products, Inc. and SJC Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 14, 2025)
16.1	Letter of Marcum LLP (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed June 6, 2025)
21.1	List of subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K filed July 29, 2025)
23.1**	Consent of Marcum LLP.
23.2**	Consent of CBIZ CPAs P.C.
23.3***	Consent of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. (included in its opinion filed as Exhibit 5.1)
24.1**	Power of Attorney (included on signature page of the Registration Statement)
107**	Calculation of Filing Fee Table

*	Indicates management contract or compensatory plan or arrangement.

**	Previously filed.

***	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Owings Mills, Maryland on September 19, 2025.

UNIVERSAL SAFETY PRODUCTS, INC.

By:	/s/ Harvey B. Grossblatt
	Name:	Harvey B. Grossblatt
	Title:	President and Chief Executive Officer (principal executive officer)

By:	/s/ James B. Huff
	Name:	James B. Huff
	Title:	Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harvey B. Grossblatt		September 19, 2025
Harvey B. Grossblatt	Director, President and Chief Executive Officer (principal executive officer)

/s/ Ira F. Bormel*	Director	September 19, 2025
Ira F. Bormel

/s/ Ronald A. Seff, M.D.*	Director	September 19, 2025
Ronald A. Seff, M.D.

/s/ Milton C. Ault, III*	Director	September 19, 2025
Milton C. Ault, III

/s/ Henry C. W. Nisser*	Director	September 19, 2025
Henry C. W. Nisser

* Pursuant to Power of Attorney

By:	/s/ Harvey B. Grossblatt
Name: Harvey B. Grossblatt
Title: Attorney-in-Fact